Exhibit 99.2

SHARE PURCHASE AGREEMENT

(FOR SHARES IN NEW SKIES NETWORKS PTY LIMITED (TO BE RENAMED NEWSAT NETWORKS PTY LIMITED))

NEW SKIES NETWORKS PTY LIMITED

NEW SKIES NETWORKS AUSTRALIA PTY LIMITED

NEW SKIES SATELLITES B.V.

NSN HOLDINGS PTY LTD

MULTIEMEDIA LIMITED

2 Park Street  Sydney  NSW  2000  Australia

email@gtlaw.com.au   http://www.gtlaw.com.au  Telephone  + 61  2  9263 4000  Facsimile  + 61  2  9263 4111

CONTENTS

1.	DICTIONARY

2.	SALE AND PRICE

3.	SECURITY DEPOSIT, FUNDING OBLIGATION AND DAMAGES

4.	CONDITIONS PRECEDENT TO COMPLETION

5.	OBLIGATIONS BEFORE OR RELATING TO COMPLETION

6.	COMPLETION

7.	CONDUCT AFTER COMPLETION – TAX AND TELECOMMUNICATIONS CARRIER LEVIES

8.	CONDUCT AFTER COMPLETION – SUPERANNUATION, EMPLOYEE RETENTION OBLIGATIONS AND EMPLOYMENT OBLIGATIONS

9.	CONDUCT AFTER COMPLETION - BUSINESS CONTRACTS

10.	CONDUCT AFTER COMPLETION - EXCLUDED ASSETS

11.	WARRANTIES AND GENERAL INDEMNITIES

12.	GUARANTEE AND INDEMNITY

13.	GST, TAXES, COSTS AND EXPENSES

14.	CONFIDENTIALITY

15.	GENERAL

SCHEDULE 1 - INFORMATION ABOUT THE COMPANY

SCHEDULE 2 - WARRANTIES

SCHEDULE 3 - EMPLOYEES

SCHEDULE 4 - PROPERTIES

SCHEDULE 5 - SELLER’S FUND

SCHEDULE 6 – MATERIAL CONTRACTS

SCHEDULE 7 - AUTHORISATIONS

SCHEDULE 8 – EXCLUDED ASSETS

ATTACHMENT A - ACCOUNTS

ATTACHMENT B – SERVICE ORDERING AGREEMENT (SOA)

ATTACHMENT C – PRO FORMA SERVICE ORDERING FORMS FOR SOA

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ATTACHMENT D – TELEPORT SERVICES AGREEMENT

ATTACHMENT E – TRANSITIONAL SERVICES AGREEMENT

ATTACHMENT F – DEEDS OF CHARGE (NSN - FIXED AND FLOATING)

ATTACHMENT G – DEED OF CHARGE (PURCHASER - FIXED AND FLOATING)

ATTACHMENT H – NEW SKIES SATELLITES RETENTION PLAN

ATTACHMENT I – MINIMUM CAPACITY COMMITMENT AGREEMENT

ATTACHMENT J – RIGHT OF FIRST REFUSAL DEED

ATTACHMENT K - DICTIONARY

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DATE  24 August 2005

PARTIES

1.                                      NEW SKIES NETWORKS PTY LIMITED ABN 19 078 204 994 (TO BE RENAMED NEWSAT NETWORKS PTY LIMITED) of Level 22, 1 Market Street, Sydney NSW, 2000 (Company)

2.                                      NEW SKIES NETWORKS AUSTRALIA PTY LIMITED ABN 53 092 000 970 of Level 22, 1 Market Street, Sydney NSW, 2000 (Seller and Seller Warrantor)

3.                                      NEW SKIES SATELLITES B.V. of Rooseveltplantsoen 4, 2517 KR The Hague, The Netherlands (NSS BV and Seller Warrantor)

4.                                      NSN HOLDINGS PTY LTD ABN 27 105 253 263 of Level 27, IBM Tower, 60 City Road, South Bank, Victoria 3006 (Purchaser)

5.                                      MULTIEMEDIA LIMITED ABN 12 003 237 303 of Level 27, IBM Tower, 60 City Road, Southbank, Victoria, 3006 (Parent Company and Purchaser Guarantor)

BACKGROUND

A.                                    New Skies Networks Pty Limited ABN 19 078 204 994 is a company limited by shares and incorporated in New South Wales with its registered office at Level 22, 1 Market Street, Sydney, NSW, 2000.

B.                                    The Seller is the registered and beneficial owner of all of the shares in the issued share capital of the Company.

C.                                    The Seller has, at the request of the Purchaser and the Purchaser Guarantor, agreed to sell, and the Purchaser has agreed to purchase, the Shares on the terms and conditions contained in this agreement.

D.                                    The Purchaser Guarantor has agreed to guarantee to the Seller the performance by the Purchaser of its obligations under this agreement and each of the Related Agreements.

THE PARTIES AGREE

1.                                      DICTIONARY

The Dictionary in Attachment K:

(a)                                  defines some of the terms used in this agreement;  and

(b)                                 sets out the rules of interpretation which apply to this agreement.

2.                                      SALE AND PRICE

2.1                               Sale of Shares

The Seller must sell the Shares to the Purchaser, and the Purchaser must buy them:

(a)                                  for the Consideration;

(b)                                 on the Completion Date; and

(c)                                  free of Security Interests.

2.2                               Consideration

(a)                                  The Consideration payable for the Shares will be USD$10 million, which is to be paid on the Completion Date.

(b)                                 The Consideration payable under paragraph (a) will be payable in USD.

(c)                                  If the Seller is entitled to the Deposit on Completion under clause 3.3(b)(i), the Seller must set off the Deposit against the Consideration.

2.3                               No Accrued Rights

The Purchaser is not entitled to the rights attached to the Shares as at the date of this agreement or to any rights which accrue between the date of this agreement and Completion.

2.4                               Excluded Assets

(a)                                  Without prejudice to clause 10.2, the parties agree:

(i)                                     that the Excluded Assets are deemed to not form part of the Assets in the Company on and from Completion; and

(ii)                                  that it is the parties’ mutual intention that all the legal and beneficial title in the Excluded Assets will have been assigned from the Company to the Seller or its nominee prior to Completion.

(b)                                 Paragraph (a)(i) applies regardless of whether or not the Excluded Assets have been legally assigned from the Company to the Seller or its nominee prior to the Completion Date.

(c)                                  The parties agree that the Consideration is not affected and not to be reduced in any way regardless of whether the Excluded Assets have been transferred from the Company to the Seller or its nominee prior to or after the Completion Date.

(d)                                 The Seller will reimburse the Company and the Purchaser for reasonable costs and expenses (including any applicable stamp duty) reasonably incurred by the Company and the Purchaser and directly related to any assignment or transfer after Completion of legal and beneficial title in any Excluded Assets.

3.                                      SECURITY DEPOSIT, FUNDING OBLIGATION AND DAMAGES

3.1                               Payment and Security

(a)                                  The Purchaser must pay the Deposit to the Seller to hold on the terms of this clause 3, on signing this agreement.

(b)                                 The Deposit is provided as security for the performance of the Seller’s obligations under this agreement.

(c)                                  The Deposit is to be paid by cleared funds available following signing of this agreement in the following account:

Beneficiary:	New Skies Networks Australia Pty Limited
Beneficiary Address:	Level 22 , 1 Market Street , Sydney NSW 2000, Australia
Account Number:	124990USD00001
Bank:	Australia and New Zealand Banking Group Limited
Bank Address:	10/20 Martin Place Sydney NSW 2000
Swift:	ANZBAU3M
BSB:	012 092

3.2                               Investment

The Seller must invest the Deposit in an interest bearing account in its name with an Authorised Deposit Taking Institution.

3.3                               Entitlement to Deposit

(a)                                  Subject to paragraph (b) and clause 3.4, the Purchaser is entitled to the Deposit and the Deposit must be returned to the Purchaser immediately if this agreement is lawfully terminated by the Purchaser before Completion.

(b)                                 The Seller is entitled to the Deposit immediately if:

(i)                                     Completion occurs;

(ii)                                  before Completion, the Seller terminates this agreement in accordance with clause 4.2(d) because of a breach by the Purchaser;

(iii)                               before Completion, the Purchaser repudiates this agreement or is not willing or able to complete or perform its obligations prior to or on Completion, including its obligations under clause 6.4; or

(iv)                              Completion does not occur within 60 days from the date of execution of this agreement by both parties, provided that the Seller has not materially contributed to the failure of Completion occurring.

(c)                                  In the event that the Seller is entitled to the Deposit immediately under paragraphs (b)(iii) or (b)(iv) above, this agreement may be terminated immediately by the Seller by notice given  to the Purchaser, without any liability of the Seller to the Purchaser, and the Seller may retain the Deposit and subject to clause 3.6 below, exercise any further rights or remedies available to the Seller at law or in equity.

3.4                               No prejudice

Subject to clause 3.6, clause 3.3(b) does not affect any other rights and remedies which the Seller may have at law or under this agreement arising in relation to a breach of this agreement by the Purchaser to recover all loss and damage, suffered directly or indirectly by the Seller, including without limitation:

(a)                                  advisory costs, legal costs, costs of management and directors’ time and costs;

(b)                                 out of pocket expenses incurred, including airfares, hotel accommodation and associated expenses incurred by the Seller’s employees, advisors and agents;

(c)                                  costs incurred in negotiating, planning and implementing the Transactions;

(d)                                 reasonable opportunity costs incurred by the Seller in pursuing the proposals made by the Purchaser in relation to the Transactions, or in not pursuing other alternative proposals from other parties in relation to the Transactions;

(e)                                  any damage to the reputation of the Seller or a Related Body Corporate of the Seller (including the reputation and function of the Holding Company of the Seller as a publicly listed company on the New York Stock Exchange) associated with the failure of any of the Transactions; and

(f)                                    losses and expenses incurred in the event the Seller seeks to pursue or execute alternative proposals from other parties for any of the Transactions, or enters into an agreement(s) with any other party(s) on terms that are less favourable to the Seller than the terms of this agreement and/or any of the Related Agreements.

3.5                               Interest

The party entitled to the Deposit, or in which party the Deposit vests, under this clause 3 is entitled to the interest earned on the Deposit.

3.6                               Funding Obligation and Limitation of the Purchaser’s Liability

(a)                                  The Purchaser must use its commercial best endeavours to procure funds necessary to pay the Consideration pursuant to clause 2 (Sale and Price).

(b)                                 Provided that:

(i)                                     the Purchaser has complied with all of the Purchaser’s obligations hereunder including the Purchaser’s obligations under paragraph (a) above; and

(ii)                                  all Conditions (other than those the satisfaction of which is to be caused by the Seller) are satisfied within 60 days of the execution of this agreement by both parties; and

(iii)                               the sole reason Completion cannot occur is that the Purchaser has not been able to procure the funds necessary to pay the Consideration,

the Purchaser’s liability to the Seller for failure to Complete this agreement will be limited to and not exceed the amount of the Deposit.

4.                                      CONDITIONS PRECEDENT TO COMPLETION

4.1                               Conditions Precedent

The Purchaser and the Seller are only obliged to Complete if the following conditions are satisfied or waived:

(a)                                  Absence of restrictions: that the transactions contemplated by this agreement and each Related Agreement:

(i)                                     have not been enjoined by any court or deemed illegal or void by any court; and

(ii)                                  do not conflict with or violate any relevant and applicable law and Authorisation;

(b)                                 Pre-completion performance: each party has performed all obligations required to be performed by it under this agreement on or prior to Completion, including entering into each of the Related Agreements and making payment in cleared funds to the Seller for all amounts due and payable under any Related Agreement on the execution of the Related Agreement or prior to Completion;

(c)                                  no Material Adverse Effect: there has been no Material Adverse Effect in relation to the Company since the Accounts Date;

(d)                                 no Insolvency Event: neither party is subject to an Insolvency Event; and

(e)                                  shareholder approval: the Company, Purchaser and Parent Company each obtain shareholder approval (where relevant and to the extent required under the Corporations Act) for the purposes of entering into each of the Deeds of Charge.

4.2                               Satisfaction of Conditions

(a)                                  best endeavours:  The Purchaser and the Seller must each use its best endeavours to satisfy the Conditions.

(b)                                 notice:  The Purchaser and the Seller must each promptly notify the other party in writing if the notifying party becomes aware that a Condition is satisfied or becomes incapable of being satisfied.

(c)                                  termination by Purchaser:  The Purchaser may terminate this agreement by written notice to the Seller if a Condition under clause 4.1 is not:

(i)                                     substantially satisfied by the Completion Date; and

(ii)                                  waived by the Purchaser,

and provided that the Purchaser has not contributed to the failure to satisfy a Condition under clause 4.1.

(d)                                 termination by Seller:  The Seller may terminate this agreement by written notice to the Purchaser if a Condition under clause 4.1 is not:

(i)                                     substantially satisfied by the Completion Date; and

(ii)                                  waived by the Seller,

and provided that the Seller has not contributed to the failure to satisfy a Condition under clause 4.1.

(e)                                  no further obligations:  On termination, no party has any further rights or obligations under this agreement except under:

(i)                                     clause 3 (Security Deposit, Funding Obligation and Damages);

(ii)                                  clause 13 (GST, Tax and Costs and Expenses); and

(iii)                               clause 14 (Confidentiality).

(f)                                    no termination right:  For the avoidance of doubt, a party may not terminate the agreement under paragraphs (c) or (d) in the following circumstances:

(i)                                     for a non-material or minor breach of the Condition under clause 4.1(b) by the other party; or

(ii)                                  if that party has contributed to or caused the failure to satisfy, or failed in satisfying or securing for any reason, a Condition under clause 4.1.

(g)                                 survival following termination:  For the avoidance of doubt, the termination of this agreement does not prejudice any rights or obligations which have accrued by, or are intended to survive, the termination of the agreement.

5.                                      OBLIGATIONS BEFORE OR RELATING TO COMPLETION

5.1                               Conduct of business

(a)                                  Subject to paragraph (b), clauses 2.4 and 9 and this clause 5, and unless the Purchaser otherwise agrees in writing, before Completion the Seller must ensure that the Company:

(i)                                     ordinary course:  conducts its Business in the ordinary course of business;

(ii)                                  issue securities:  does not issue any shares, options or securities which are convertible into shares in the Company;

(iii)                               material commitments:  does not enter into a commitment for more than AUD$500,000 and/or which is  longer than 3 years in duration;

(iv)                              employment:  does not employ a new person, terminate an Employee, change a term of employment or provide a bonus to an Employee, other than in accordance with the existing terms of employment;

(v)                                 material contracts:  does not substantially vary or terminate any of the Material Contracts to which the Company is a party;

(vi)                              constitution:  does not change its constitution without first obtaining the Purchaser’s written consent;

(vii)                           debts:  does not incur debts greater than AUD$100,000 each other than in the ordinary course of business or in performance of obligations under this agreement;

(viii)                        Security Interest:  does not create a Security Interest over any of its assets other than acquisition or disposals of stock in trade in the ordinary course of business or created by operation of law;

(ix)                                lending and borrowing:  does not lend or borrow money other than in the ordinary course of business;

(x)                                   Related Party transactions:  does not enter into any Related Party transactions without the prior written consent of the Purchaser, other than in the ordinary course of business or as provided for in clauses 2.4 and 9;

(xi)                                dividend:  does not issue dividends other than as provided for in clause 5.2;

(xii)                             proceedings:  does not institute or defend proceedings without keeping the Purchaser fully informed of the conduct of these proceedings; and

(xiii)                          no buy back:  does not buy back the Shares.

(b)                                 Paragraph (a) does not restrict, limit or prevent the Company from taking any action, entering into any agreement or carrying on any business provided that such act or business is in the ordinary course of the Company’s Business and consistent with previous practice.  For the avoidance of doubt, the Purchaser’s agreement or consent is not required for such acts or business of the Company.

(c)                                  The Seller must ensure that the Company pays its debts in the normal course of business prior to Completion.

(d)                                 Notwithstanding clause 5.2 (Pre-Completion Dividend) below, the Seller will ensure that as at Completion the Company has available cash calculated as the greater of (1) the sum of: (a) payments received by the Company in relation to customer services to be provided by the Company to customers subsequent to the Completion Date, less (b) payments due to the Company for services rendered up to and including the Completion Date and not received made by the Company as at close of business on the day immediately preceding the Completion Date, and (2) zero.

5.2                               Pre-Completion Dividend

(a)                                  The Purchaser and Seller agree that the Seller may cause the Company, on a day not later than the day before the Completion Date, to declare and pay a dividend on the following terms (Dividend):

(i)                                     for the period ended on that date;

(ii)                                  for an amount per Share to be determined as follows:

(the sum of Available Cash and Inter-company Debt)/ Shares

where:

Available Cash means the aggregate of the Company’s cash (of any currency) and funds on hand or in credit accounts with any banks or other financial institutions, including all funds which are at call or capable of being liquidated within 20 Business Days, as at the date of the payment of the Dividend; and

Inter-company Debt means the amount of the inter-company debt owed by New Skies Satellites B.V to the Company as at the date of the payment of the Dividend;

(iii)                               to be franked for the full amount; and

(iv)                              payable by Completion to the Seller as sole shareholder of the Company.

(b)                                 The Purchaser acknowledges and agrees that the amounts of the Available Cash and Inter-company Debt, on the date of the payment of the Dividend, are Excluded Assets for the purposes of this agreement.

(c)                                  The Seller warrants that the Company is permitted by law to declare and pay the Dividend.  The Seller agrees to indemnify the Purchaser and the Company and to keep the Purchaser and the Company indemnified against any Claim that the Company was not permitted by law to declare and pay the Dividend, provided that the Purchaser and the Company promptly give notice to the Seller as to any such Claim, allow the Seller to conduct the defence of such Claim (if necessary, in the name of the Company) as the Seller may reasonably determine and the Purchaser and the Company reasonably cooperate with the Seller in relation to the defence by the Seller of any such Claim.

5.3                               Entering into Related Agreements

On or before Completion:

(a)                                  each party must enter into each of the relevant Related Agreements, if that party is to be a party to the Related Agreement;

(b)                                 each party must procure its relevant Related Body Corporate to enter into the relevant Related Agreements, if that Related Body Corporate is to be a party to the Related Agreement;

(c)                                  the Purchaser must provide a cheque to the Seller for the aggregate amount of stamp duty payable on all of the Related Agreements; and

(d)                                 the Purchaser must make payment in cleared and available funds to the Seller’s account specified in clause 3.1(c) for all amounts due and payable under any of the Related Agreements on the execution of the Related Agreement or prior to Completion.

5.4                               Constitution

The Seller may vary the constitution of the Company to ensure that the Company and the directors of the Company do not have a right or discretion to restrict or refuse the registration of share transfer instruments to which a mortgagee or chargee is a party.

5.5                               Access to Books

(a)                                  Subject to paragraphs (b) and (c), the Seller agrees to procure that the Purchaser and its representatives, agents or advisors are given reasonable access, on reasonable notice and at reasonable times after the execution of this agreement, to examine the records of the Company, including relevant financial information and customer agreements.

(b)                                 The Purchaser is not entitled under paragraph (a) to examine any records or information of the Company which contain or relate to:

(i)                                     information which is subject to a legal or contractual prohibition against disclosure;

(ii)                                  confidential information, whether confidential under an agreement with a third party or at law; or

(iii)                               information about a Holding Company.

(c)                                  The Purchaser must:

(i)                                     keep all records and information disclosed to it under this clause 5.5 confidential in accordance with clause 14; and

(ii)                                  not interfere with the Business of the Company when examining the records and information disclosed to it under this clause 5.5.

5.6                               Obligations regarding Excluded Employees

(a)                                  Prior to the Completion Date, the Company must:

(i)                                     give notice to each Excluded Employee terminating that Excluded Employee’s employment contract in accordance with the terms of his or her employment contract with the Company;

(ii)                                  release each Excluded Employee from employment with the Company, with effect from a date (Transfer Date) no later than the Completion Date; and

(iii)                               pay each Excluded Employee any entitlement to remuneration, compensation and benefits arising out of his or her employment that is due to him or her or accrued by him or her at the Transfer Date, but not including sick leave, annual leave, leave loading or long service leave.

(b)                                 On the Completion Date, the Company must pay to the Seller an amount equal to 70% of the monetary value of the annual leave, leave loading (if applicable) and long service leave entitlements accrued in respect of each Excluded Employee as at the Transfer Date.

(c)                                  For the avoidance of doubt, the amounts of the remuneration, compensation and benefits to be paid to the Excluded Employees under paragraph (a)(iii) must be included as expenses in the accounts of the Company prior to the Completion Date.

(d)                                 The Seller must indemnify the Company for any liability to, or amounts claimed by, an Excluded Employee for any loss of entitlement to remuneration, compensation or benefits arising out of their employment, and which is due to or accrued by them at the Transfer Date, or arising from wrongful termination of employment with the Company.

5.7                               Release of Bank Guarantee

(a)                                  The Purchaser must procure the release of the Bank Guarantee provided in favour of the Company with effect from the Completion Date, including the provision of such reasonable guarantees, support or information as is reasonably required by the bank whose agreement is required for the release of the Bank Guarantee.

(b)                                 To the extent that the Bank Guarantee remains in place or is otherwise enforceable and the Seller or any Related Body Corporate of the Seller is required to make payment of any claim made by any third party after the Completion Date under the Bank Guarantee arising from a cause of action arising after the Completion Date, the Purchaser must pay to the Seller the amount of any such claim.

5.8                               Funding of PanAmSat Security Deposits

The parties acknowledge that total security deposits of USD36,859 are currently held by PanAmSat Corporation (PanAmSat) (as successor in interest to PanAmSat International Systems Inc) to the benefit of the Company pursuant to agreements between PanAmSat, NSS and the Company dated 11 February 2004 (the Third Amendment to Digital Service Agreement and Assignment Agreement), 1 October 2004 ((the Fourth Amendment to Digital Service Agreement and Assignment Agreement) and 16 November 2004 (the Fourth Amendment to Full-Time Service Agreement for Digital Telecommunications Service Delivery and Assignment Agreement).  The Purchaser will on Completion pay to the Seller an amount equal to the total security deposits held by PanAmSat International Systems Inc to the benefit of the Company, currently USD36,859.

5.9                               Termination Payments under ABC Head Agreement and SPT Sub-contract

The Seller will use commercially reasonable efforts prior to Completion to negotiate with the Australian Broadcasting Corporation in relation to the amount of a termination fee, if any, paid or payable by the Australian Broadcasting Corporation to the Company in relation to termination of the Head Agreement between the Australian Broadcasting Corporation and the Company.  The amount of any termination fee if any, paid or payable prior to Completion by the Australian Broadcasting Corporation to the Company in relation to termination of the Head Agreement between the Australian Broadcasting Corporation and the Company will be credited to the Company as available funds of the Company post Completion, net of any payment paid or payable prior to Completion by the Company to Soul Pattinson Telecommunications under the Subcontractor Agreement between Soul Pattinson Telecommunications and the Company arising out of termination of the Head Agreement between the Australian Broadcasting Corporation and the Company.

6.                                      COMPLETION

6.1                               Date for Completion

Subject to clause 4 (Conditions Precedent to Completion), Completion must take place at the office of the Seller’s solicitor at Level 37, 2 Park Street, Sydney NSW on the Completion Date, or any other date as the parties agree in writing.

6.2                               Delivery of documents by Seller

At Completion, the Seller must give to the Purchaser the following documents:

(a)                                  share certificates:  share certificates for the Shares;

(b)                                 transfers:  completed transfers of the Shares to the Purchaser, signed by the Seller;

(c)                                  corporate records:  the certificate of registration, common seal (if any), and all corporate records of the Company including statutory registers, minute and other record books and share certificate books;

(d)                                 accounts:  ledgers, journals and books of account of the Company;

(e)                                  resignations:  written resignations of the following Company officers:

(i)                                     the company secretary;

(ii)                                  all directors of the Company; and

(iii)                               the Company’s auditors,

effective on the appointment of the directors, secretary and auditors to be appointed at the board meeting convened under clause 6.3;

(f)                                    agreements/certificates of title:  those agreements and certificates of title or registration relating to the Assets and which verify the Company’s title or interest in the Assets;

(g)                                 related agreements:  a duly signed copy of each of the Related Agreements;

(h)                                 disclosure of customers: a letter from the Seller to the Purchaser listing the names and addresses of each of the customers of the Company, identifying the customers by the numbering system previously used by the Seller.  For the avoidance of doubt, the provision of this letter does not detract from the Seller’s obligation to deliver up access of the Company’s records and assets at Completion; and

(i)                                     disclosure of Employees:  a letter from the Seller to the Purchaser listing the names of the Employees, and a copy of each of the Employee’s employment contract.

6.3                               Board Meeting

Prior to or on Completion, the Seller must ensure that a meeting of the directors of the Company is convened to:

(a)                                  approve registration:  approve registration of the Purchaser as the holder of the Shares in the books of the Company, subject to the payment of duty on the transfer of the Shares;

(b)                                 accept resignations:  accept the resignations of the company officers referred to in clause 6.2;

(c)                                  appoint officers:  appoint persons nominated by the Purchaser as the directors, secretary and auditors (if applicable) of the Company, subject to receiving a written consent to act from each such person;

(d)                                 change registered office:  change the registered office of the Company to the registered office of the Purchaser; and

(e)                                  change of Company name: authorise the convening of a shareholder meeting or the issue of a shareholder written resolution to change the name of the Company to “NewSat Networks Pty Limited”, and all such actions subject to and effective from Completion.

6.4                               Purchaser’s Obligations on Completion

On Completion the Purchaser must:

(a)                                  pay price:  pay to the Seller an amount equal to the sum of the Consideration less the Deposit;

(b)                                 Related Agreements:

(i)                                     execute each Related Agreement (as relevant and if it is a party to such agreement), and procure the execution of each Related Agreement by the Company and/or any other relevant party (as relevant), to the reasonable satisfaction of the Seller; and

(ii)                                  deliver each such executed Related Agreement to the Seller; and

(c)                                  other documents and information:

(i)                                     deliver to the Seller written consents to act from the persons nominated by the Purchaser as the directors, secretary and auditors (if applicable) of the Company; and

(ii)                                  provide to the Seller evidence of the compliance by the Purchaser of its obligations under clause 5.7.

6.5                               Interdependence

(a)                                  The obligations of the Purchaser and the Seller under this clause 6 are interdependent.

(b)                                 Completion will not occur unless all of the obligations of the Purchaser and the Seller under this clause 6 are complied with and fully effective.

6.6                               Title and Risk

On and from Completion:

(a)                                  beneficial ownership and risk in the Shares will pass to the Purchaser; and

(b)                                 until the Shares are registered in the name of the Purchaser, the Seller hereby appoints the Purchaser as its attorney and proxy for the purpose of casting votes at any general meeting of the Company.

6.7                               No Material Adverse Effect

For the avoidance of doubt, the Purchaser is obligated to continue to complete this agreement and perform its obligations under this clause 6 notwithstanding:

(a)                                  the disclosure of matters, information and/or qualifications in the Disclosure Letter; and/or

(b)                                 if any of the Warranties by the Seller Warrantors is or are no longer true and accurate,

unless the net effect of the disclosures under the Disclosure Letter and any Warranties ceasing to be true and accurate (as applicable) amounts to a Material Adverse Effect in relation to the Company since the Accounts Date.

7.                                      CONDUCT AFTER COMPLETION – TAX AND TELECOMMUNICATIONS CARRIER LEVIES

7.1                               Further Assessments of Tax

(a)                                  The Purchaser must notify the Seller within 10 Business Days if it or the Company:

(i)                                     receives a Tax assessment, variation, penalty, demand or other document asserting a Tax Liability; and

(ii)                                  in respect of which the Purchaser may bring a Claim or Action against the Seller.

(b)                                 Subject to paragraphs (c) and (d), and notwithstanding that the Purchaser and/or the Company is a party to the relevant action:

(i)                                     the Purchaser must take reasonable action which the Seller requests to dispute, settle or defend the assessment or other matter described in paragraph (a);

(ii)                                  the Seller will have control over the form and substance of the action to be taken and as to any appeals or further actions in respect of the action; and

(iii)                               the Purchaser will not permit the Company or itself to compromise or discontinue any proceeding taken under this clause without the prior written consent of the Seller.

(c)                                  The Purchaser is only obliged to take action under paragraph (b) if the Seller:

(i)                                     indemnifies the Purchaser and the Company against the amount of the assessment or other thing, and provides security for that amount; and

(ii)                                  agrees to pay when due the Purchaser’s reasonable costs and expenses of taking that action.

(d)                                 If any objection or appeal taken at the request of the Seller is successful, the Seller and the Purchaser will make appropriate adjustments between themselves in respect of the amounts paid by the Seller under paragraph (c).

7.2                               Payment to Seller of Refund

The Purchaser must procure the Company to pay to the Seller the amount of any Tax Refund it receives, within 10 Business Days of receiving it.

7.3                               Access to information and reasonable assistance

(a)                                  The Purchaser agrees to procure that the Seller and its representatives, agents or advisors are given reasonable access, on reasonable notice and at all reasonable times following Completion, to examine and to take copies of the records of the Company which the Seller reasonably regards as relevant to the Seller’s Tax Returns that include the periods prior to and up to and including Completion (including, without limitation, any amended assessment issued in respect of such a Tax Return).

(b)                                 The Purchaser will, after Completion, provide reasonable assistance, and relevant documentation and any further information requested by the Seller to enable the

Seller to respond to any audit, investigation, or other inquiry conducted by a Government Agency that is directed to the Seller or an entity that is related to the Seller and relates to any liability of the Seller or the Company for Tax which arises, whether directly or indirectly, from acts, matters, transactions or things that occurred prior to Completion.

(c)                                  The Seller will reimburse the Purchaser for any reasonable expenses it incurs in providing assistance under paragraph (b).

7.4                               Indemnity for post-Completion Tax

(a)                                  The Purchaser and the Company will each indemnify and keep indemnified the Seller against any Tax Liability incurred or suffered by the Seller, or for which the Seller becomes liable, where all or part of that Tax Liability arises directly or indirectly as a result of acts, matters, transactions or things occurring after Completion.

(b)                                 To avoid doubt, the indemnity in clause 7.4(a) applies to a Tax Liability that arises directly or indirectly as a result of:

(i)                                     an act or omission which occurred on or after Completion or is deemed to have occurred on or after Completion;

(ii)                                  income, profits or gains derived, earned, accrued or received on or after Completion;

(iii)                               disallowance as a deduction of a loss or outgoing incurred on or after Completion; or

(iv)                              disallowance of any credit, offset or rebate claimed in respect of the period after Completion.

7.5                               Indemnity for Tax on Amount Payable under clause 7.4

In addition to any amount payable under clause 7.4 (Indemnity for post-Completion Tax), the Purchaser must indemnify the Seller on demand, for any amounts equal to any Tax assessable or payable by the Seller in respect of, or as a result of, its receipt of or derivation of the amount payable under clause 7.4.

7.6                               Liability and indemnity for Carrier Levies

The Purchaser and the Company:

(a)                                  each agree that the Seller will not be liable for any Carrier Levies payable by the Company on and after the Completion Date; and

(b)                                 will indemnify and keep indemnified the Seller against any liability incurred in respect of any Carrier Levies payable by the Company,

whether or not the obligation to pay a Carrier Levy accrued, or is based on the Company’s revenue generated, during a period prior to the Completion Date.

8.                                      CONDUCT AFTER COMPLETION – SUPERANNUATION, EMPLOYEE RETENTION OBLIGATIONS AND EMPLOYMENT OBLIGATIONS

8.1                               Superannuation

(a)                                  contributions up to Completion Date:  Up to the Completion Date, the Seller must cause the Company to maintain its employer contributions to the Company’s Fund at the level required under the relevant laws, and rules and requirements of the Company’s Fund.

(b)                                 contributions from Completion Date:  On and from the Completion Date, the Purchaser must cause the Company to maintain its employer contributions to the Company’s Fund (or to a superannuation fund of the Employee’s choice) at the level required under the relevant laws, and rules and requirements of the Company’s Fund (or, where an Employee has made a valid election as to an alternative superannuation fund, the superannuation fund of the Employee’s choice).

8.2                               Employee Retention Obligations

The Purchaser must ensure, and warrants, that the Company will meet all the obligations, and assume all liabilities, of the Company under each of the arrangements and/or agreements that the Company has with the Employees under the New Skies Satellites Retention Plan (notwithstanding a change in ownership of the Company pursuant to this agreement).  For the avoidance of doubt, the Purchaser will be liable for and must provide severance payments equalling:

(a)                                  six (6) months salary for Employees; and

(b)                                 eighteen (18) months salary for “key” Employees,

if the Company makes any Employee or “key” Employee redundant prior to 2 November 2006.

8.3                               Employment Obligations

(a)                                  Up to the Completion Date, the Seller must cause the Company to discharge all its obligations as an employer of each Employee pursuant to any contract of employment with that Employee up to the date of Completion.

(b)                                 From the Completion Date, the Purchaser must cause the Company to discharge all its obligations as an employer of each Employee (for the avoidance of doubt, not including any Excluded Employee).

9.                                      CONDUCT AFTER COMPLETION - BUSINESS CONTRACTS

(a)                                  If required by the relevant Business Contract, the Seller must use its best endeavours to procure the agreement or consent of the other party to each of the Business Contracts to the change in control of the Company which occurs as a result of the Transactions contemplated by this agreement.  The Purchaser will offer all necessary assistance to procure the consent of each such third party.

(b)                                 Without limiting paragraph (a) above, between the date of execution of this agreement and Completion:

(i)                                     the Seller and the Purchaser will jointly issue a communication to the third party to each such Business Contract to advise the third party of the proposed change in control of the Company; and

(ii)                                  the Seller will notify PanAmSat Corporation and Lockheed Martin Corporation in connection with their respective Technical Assistance Agreements of the proposed change of Control of the Company and provide such further reasonable assistance as each may require in connection with relevant disclosures to US governmental agencies.

(c)                                  For the avoidance of doubt, the parties note that clause 9(a) only applies if the agreement or consent of the other party is required under the terms of the relevant Business Contract.

(d)                                 If the Seller and the Purchaser are unable to procure such agreement from the other party to a Business Contract under paragraph (a) by the expiry of six (6) months from the Completion Date, the parties will co-operate and work together in good faith to make reasonable alternative arrangements in respect of such Business Contract, including:

(i)                                     terminating the Business Contract; and/or

(ii)                                  renegotiating the terms of the Business Contract.

(e)                                  The Seller and Purchaser each agree that the Consideration will not be reduced under any circumstance if the Seller and/or Purchaser are unable to procure the agreement or consent from the relevant third party to a Business Contract pursuant to paragraph (a).

(f)                                    From Completion until the relevant third party consent is obtained for a Business Contract:

(i)                                     the Purchaser must procure the Company to perform the obligations of the Company under each such Business Contract at its own expense, but only to the extent that it lawfully can do so; and

(ii)                                  the parties must use reasonable commercial endeavours to obtain any consent required to enable the Company to obtain the benefit of each such Business Contract.  The Company will bear the risk and performance obligations under each such Business Contract.

(g)                                 The Purchaser must indemnify the Seller against any claim, loss, liability, cost and expense which the Seller pays, or is liable for, arising from the Company’s performance of its obligations under any Business Contract pursuant to paragraph (f).

10.                               CONDUCT AFTER COMPLETION - EXCLUDED ASSETS

10.1                        Use of Excluded Seller Names

(a)                                  The Purchaser must not, and must procure that the Company does not, use, register or apply to register an Excluded Seller Name as a company name, business name or an intellectual property right of any form.

(b)                                 The Purchaser must, and must cause the Company to, within five (5) Business Days of Completion:

(i)                                     destroy all stationery, business cards or other communications (other than correspondence executed prior to Completion) bearing a Excluded Seller Name which is in the possession or control of the Company; and

(ii)                                  remove each Excluded Seller Name from all signage, equipment, stock or products in the control of the Company.

10.2                        Excluded Assets

If any Excluded Asset has not been legally assigned or transferred from the Company to the Seller or its nominee by Completion, the parties must reasonably cooperate with, and provide assistance to, each other following Completion to effect the transfer, assignment and/or novation (as relevant) of each such Excluded Asset, including:

(a)                                  provision of duly completed and executed transfers, forms, consents and/or other documents which are reasonably necessary to have the Seller or its nominee registered as the owner of the Excluded Asset; and

(b)                                 provision of title documents, records and information relating to the Excluded Asset.

10.3                        Use of Domain Name

(a)                                  The Company and the Purchaser each acknowledge and agree that on and from Completion, the Company must create and register its own domain name to receive traffic directed to the Company under its new business name.

(b)                                 The Seller is not obliged to redirect any traffic from the Domain Name to the Company’s new domain name to be procured under paragraph (a) after three (3) months from the Completion Date provided:

(i)                                     the email pertains to an Employee; and

(ii)                                  the Purchaser has provided the Seller with the Company’s new domain name for the Employees.

(c)                                  The Seller will provide a copy to the Company of any email or other correspondence received electronically or in writing by the Seller, or any Related Body Corporate of the Seller, following Completion which is addressed to the Company from a third party and pertains to the Business and which does not relate to an Excluded Asset or any service provided by means of or in relation to an Excluded Asset.

10.4                        Telecommunications Carrier Obligations

The Company must perform, prior to Completion the Seller must cause the Company to perform, and from Completion the Purchaser must cause the Company to perform, all of the obligations of a telecommunications carrier pursuant to the Telecommunications Act 1997 (Cth).

10.5                        Insurance Policies

(a)                                  Immediately following Completion, the Company will have no interest in any insurance policy which forms part of or is included in NSS BV’s corporate group insurance policy and which applied to the Company and/or the Seller and any one or more of their Related Bodies Corporate prior to the Completion Date.

(b)                                 The Company will have no rights against NSS BV or the Seller under or in relation to any insurance policy referred to in paragraph (a) subsequent to Completion and the Company’s rights will be limited to rights properly exercisable by the Company against the insurer named in such policies.  With effect on and from Completion, the Company relinquishes and waives all of its rights against any insurer and the Company’s interest in and pursuant to any insurance policy referred to in paragraph (a), except to the extent that a claim on any insurance policy referred to in paragraph (a) may properly be made pursuant to and in accordance with the terms of that policy of insurance in relation to an act or occurrence incurring prior to Completion.

10.6                        Obligations regarding Excluded Customer Contracts

(a)                                  If any Excluded Customer Contract has not been legally assigned or transferred from the Company to the Seller or its nominee by Completion, then the parties must each use their best endeavours to procure the consent of the third party to each such Excluded Customer Contract whose consent is required for the transfer of that Excluded Customer Contract.  For the avoidance of doubt, this clause 10.6 only applies if the consent of the relevant third party is required for the transfer of the Excluded Customer Contract.

(b)                                 If the parties are unable to procure the consent from the relevant third party for the transfer of a Excluded Customer Contract pursuant to paragraph (a), the parties must co-operate and work together in good faith to make reasonable alternative arrangements in respect of each such Excluded Customer Contract to ensure that the benefit of any such contract is enjoyed by, and/or transferred to, the Seller or its nominee, including the arrangements contemplated under paragraph (c).

(c)                                  From Completion and until each Excluded Customer Contract is transferred to the Seller or its nominee:

(i)                                     the Seller must, at its own expense, perform the obligations of the Company (as an independent contractor to the Company) under the Excluded Customer Contract, to the extent that it lawfully can do so; and

(ii)                                  the Company must pay to the Seller any amount it receives, or account to the Seller for any other benefit it receives, under an Excluded Customer Contract within seven (7) Business Days of receipt.

10.7                        Consideration

For the avoidance of doubt and unless otherwise provided under the terms of this clause 10, the parties must perform their obligations under this clause 10 for no additional consideration.

11.                               WARRANTIES AND GENERAL INDEMNITIES

11.1                        Giving of Warranties

(a)                                  The Seller Warrantors each represent and warrant to the Purchaser that each of the Warranties is true and accurate in all material respects:

(i)                                     as at the date of this agreement; and

(ii)                                  as at Completion,

subject only to matters, information and/or specific qualifications provided in the Disclosure Letter.

(b)                                 Where a Warranty given by the Seller Warrantors in Schedule 2 is expressed to be given “as far as the Seller Warrantors are actually aware”, the Seller Warrantors are and may only be deemed to be aware of those matters actually known by the Directors of the Company or which should have been known to the Directors of the Company if the Directors of the Company had exercised reasonable diligence in discharging their obligations as Directors of the Company in accordance with law.

(c)                                  The Purchaser represents and warrants to each Seller Warrantor that each of the Warranties is true:

(i)                                     as at the date of this agreement; and

(ii)                                  as at Completion.

(d)                                 The Purchaser Guarantor represents and warrants to each Seller Warrantor that each of the Warranties is true:

(i)                                     as at the date of this agreement; and

(ii)                                  as at Completion.

(e)                                  Each Seller Warrantor acknowledges that the Purchaser has entered into this agreement in reliance on the Warranties.

(f)                                    The Purchaser acknowledges that each Seller Warrantor has entered into this agreement in reliance on the Warranties.

(g)                                 The Parent Guarantor acknowledges that each Seller Warrantor has entered into this agreement in reliance on the Warranties.

(h)                                 Each Warranty by any party must be construed independently and is not limited by reference to another Warranty by any party.

(i)                                     Subject to clause 11.5(h) (Limitations of Liability-Time limits), all of the Warranties survive Completion of this agreement.

11.2                        No reliance on and no liability for matters outside this agreement

(a)                                  The Purchaser acknowledges and warrants that:

(i)                                     it enters into this agreement solely as a result of its own due diligence, investigations, inquiries, advice and knowledge concerning the Company and the Shares; and

(ii)                                  it does not rely on any representation or warranty made by or on behalf of any Seller Warrantor which is not set out in this agreement.

(b)                                 The Purchaser agrees that it will not bring any Claim or Action unless it is based solely on and limited to the express provisions of this agreement.

(c)                                  The Purchaser acknowledges and agrees that any Claims or Actions against any Seller Warrantor relating to this agreement, or the purchase of the Shares, are intended by the parties to be limited to the Warranties set out in Schedule 2 (Part 1) and the obligations of the Seller Warrantors under this agreement.

(d)                                 Except for breach of the Seller Warrantors’ Warranties or obligations under this agreement, by this agreement the Purchaser irrevocably releases each Seller Warrantor and each of their respective officers, employees, advisers and agents, from all Claims or Actions which it has or may have after the date of this agreement.

11.3                        Effect of  Disclosure Letter and public records

(a)                                  The Warranties set out in Schedule 2 (Part 1) are given by each Seller Warrantor subject to disclosures or matters recorded in this agreement, the Accounts and/or the Disclosure Letter.

(b)                                 The Purchaser irrevocably releases each Seller Warrantor and each of their respective officers, employees, advisers and agents, from all Claims or Actions which relate to any fact or matter which causes any of the Warranties set out in Schedule 2 (Part 1) to be breached, untrue or misleading, if the fact or matter:

(i)                                     is disclosed in this agreement, the Accounts and/or the Disclosure Letter; or

(ii)                                  is one which would have been revealed at the date of this agreement by searches of any public register maintained by the Australian Securities and Investments Commission, IP Australia, or the Australian Communications and Media Authority.

11.4                        Mutual Indemnity – breach of Warranty or obligation

Without prejudice to any of the terms of this agreement, each party indemnifies the other party against any claim, loss, liability, cost and expense which the other party pays or is liable for arising directly or indirectly from:

(a)                                  a Warranty being false or misleading in any material respect when made or regarded as made under this agreement by the first-mentioned party; or

(b)                                 a breach by the first-mentioned party of this agreement.

11.5                        Limitations of liability

Notwithstanding anything to the contrary contained in this agreement, the Seller Warrantors will not be liable for any Claim or Action to the extent to which the Claim or Action arises in relation to, or falls into, any one (1) or more of the following categories:

(a)                                  Purchaser insured:  where the Claim or Action arises or is in respect of matters for which the Purchaser and/or the Company is insured for loss or damage suffered by it, and the Purchaser and/or the Company successfully claims against the relevant insurer in respect of that Claim or Action;

(b)                                 Purchaser’s awareness:  where the Purchaser was actually aware of the matter giving rise to the Claim or Action before the Completion Date, and did not before the Completion Date give written notice to each Seller Warrantor of the matter;

(c)                                  Purchaser ceases to own Shares:  where the Purchaser ceases at any time after Completion to own the Shares (either legally or beneficially);

(d)                                 Purchaser’s own actions:  where the Claim or Action is a result of or in consequence of any act, omission, transaction or arrangement of or on behalf of the Purchaser and/or the Company after Completion;

(e)                                  Legislation:  where the Claim or Action is as a result of or in respect of any act, matter, omission, transaction or circumstance which would not have occurred but for:

(i)                                     any legislation not in force at the date of this agreement; or

(ii)                                  any change of any law or administrative practice of any Government Agency, including any legislation or change which takes effect retrospectively; or

(iii)                               any increase in the rates of Tax or any imposition of Tax not in effect at the date of this agreement;

(f)                                    Purchaser’s actions in relation to Tax: where and to the extent that the circumstances giving rise to the Claim or Action result in a savings in Tax to the Purchaser and/or the Company, or would have so resulted had the Purchaser and/or the Company availed itself of proper credits, deductions, allowances and other savings in respect of Tax;

(g)                                 Notice and access:  the Purchaser has not:

(i)                                     given each Seller Warrantor prompt notice in writing of facts or circumstances which give rise to the Claim or Action;

(ii)                                  given each Seller Warrantor access to all relevant business records together with all other records, correspondence and information as the Seller Warrantor may reasonably request to assess the relevant Claim or Action; and

(iii)                               allowed each Seller Warrantor, at the relevant Seller Warrantor’s expense, a four (4) week period to investigate the facts or circumstances which give or may give rise to a liability on a Seller Warrantor’s part for the Claim or Action;

(h)                                 Time limits:  the Purchaser has not given written notice to each Seller Warrantor setting out specific details of the Claim or Action, and the Claim or Action has not been:

(i)                                     admitted or satisfied by both of the Seller Warrantors;

(ii)                                  settled between both of the Seller Warrantors and the Purchaser; or

(iii)                               referred to a court of competent jurisdiction by the Purchaser instituting legal proceedings against a Seller Warrantor in relation to the Claim or Action,

within:

(iv)                              in respect of a Claim or Action concerning a Warranty provided in Schedule 2 Part 1 paragraph 5 (Tax), four (4) years from the date of issue by the Australian Tax Office of the notice of assessment for the Company for the last Financial Year during the whole of which the Seller had control of the Company; and

(v)                                 in respect of all other Claims or Actions, one (1) year from the Completion Date,

provided that any originating process to be served upon a Seller Warrantor is served as soon as is reasonably practicable following issue of such originating process;

(i)                                     Lower dollar limits:  where  the amount finally awarded or agreed as being payable in respect of a separate Claim or Action in question is less than USD$200,000; and

(j)                                     Indirect or Consequential loss: where any part of the Claim or Action relates to indirect or consequential damages, loss of business opportunities, loss of data, and/or loss of goodwill, that may be suffered by the Purchaser and/or the Company.

11.6                        Maximum liability for claims

The maximum aggregate amount recoverable by the Purchaser from the Seller Warrantors in total in respect of all Claims and Actions howsoever arising, including in contract, tort (including negligence), under an indemnity or in equity, is USD$4,000,000.

11.7                        Extinguishment of Claims and Actions

Any Claim or Action which has not been:

(a)                                  admitted or satisfied by both of the Seller Warrantors;

(b)                                 settled between both of the Seller Warrantors and the Purchaser; or

(c)                                  referred to a court of competent jurisdiction by the Purchaser instituting legal proceedings against a Seller Warrantor in relation to the Claim or Action,

within:

(i)                                     in respect of a Claim or Action concerning a Warranty provided in Schedule 2 Part 1 paragraph 5 (Tax), four (4) years from the date of issue by the Australian Tax Office of the notice of assessment for the Company for the last Financial Year during the whole of which the Seller had control of the Company; and

(ii)                                  in respect of all other Claims or Actions, one (1) year from the Completion Date,

provided that any originating process to be served upon a Seller Warrantor is served as soon as is reasonably practicable following issue of such originating process,

is deemed to be irrevocably extinguished and cannot be brought against any Seller Warrantor by the Purchaser under any law or in any jurisdiction.  The Purchaser irrevocably waives its rights with respect to all Claims and Actions made outside the relevant time limit under sub-paragraphs (i) and (ii) of this clause 11.7 for the Claim or Action.

11.8                        Reimbursement for amounts recovered

(a)                                  The Purchaser will reimburse a Seller Warrantor for any amounts paid by the Seller Warrantor to the Purchaser or the Company in respect of any Claim or Action to the extent to which the same is recovered by the Purchaser or the Company from any third party, including but not limited to suppliers, manufacturers or insurers.

(b)                                 If the amount of any Claim or Action is recoverable from an insurer, the Purchaser agrees that it will use its best endeavours to recover the amount of any Claim or Action against the insurer.

11.9                        Third Party Claims

Subject to the provisions of clause 7 (Conduct after Completion — Tax and Telecommunications Levies), if any claims, demands, actions or proceedings are made or instituted against the Company in respect of which the Purchaser may seek to make any Claim or Action against a or both Seller Warrantors (such claims, demands, actions or proceedings being a Third Party Claim), the following terms apply unless the relevant Seller Warrantor(s) otherwise agrees:

(a)                                  the Purchaser will give prompt written notice of the Third Party Claim to the Seller Warrantor and will ensure that it consults with the Seller Warrantor concerning that claim;

(b)                                 the Purchaser will not itself, nor will it allow the Company to admit, compromise, settle or pay any Third Party Claim or take any other steps which may in any way prejudice the defence or challenge thereof, without the prior written consent of the Seller Warrantor;

(c)                                  the Seller Warrantor may, within 30 days of receipt of the notice referred to in paragraph (a), and at the Seller Warrantor’s expense, elect to take such reasonable action in the name of the Company to defend or otherwise settle the Third Party Claim as the Seller Warrantor may reasonably require;

(d)                                 if the Seller Warrantor does not elect to take action in the name of the Company to defend or otherwise settle a Third Party Claim under paragraph (c), the Purchaser or the Company may defend or otherwise settle any such Third Party Claim at the Purchaser’s expense;

(e)                                  the Purchaser will ensure that the Seller Warrantor and its representatives are given reasonable access to the documents and records of the Purchaser or the Company as may be reasonably required by the Seller Warrantor in relation to any action taken or proposed to be taken by the Seller Warrantor under paragraph (c);

(f)                                    the Purchaser will ensure that neither it nor the Company does or causes to be done anything in relation to the Third Party Claim which compromises or prejudices the Seller Warrantor’s rights under this clause; and

(g)                                 the Seller Warrantor will not be liable to the Purchaser for any Claim or Action arising from a Third Party Claim in respect of which the Purchaser does not comply with this clause.

11.10                 Duty to Mitigate

The Purchaser will take all reasonable steps to avoid or mitigate any loss or liability which might give rise to a Claim or Action.

11.11                 NSS BV privity

The parties agree and acknowledge that NSS BV is only a party to this agreement as a Seller Warrantor for the purposes of this clause 11, and that NSS BV has no other obligations under this agreement.

12.                               GUARANTEE AND INDEMNITY

12.1                        Consideration

In consideration of the Seller and NSS BV entering into:

(a)                                  this agreement with the Purchaser; and

(b)                                 each of the Related Agreements with the Company,

the Purchaser Guarantor gives the guarantee and indemnity under this clause 12 in favour of the Seller.

12.2                        Guarantee

(a)                                  The Purchaser Guarantor unconditionally and irrevocably guarantees to the Seller the payment of the Guaranteed Money and the performance of each of:

(i)                                     the Purchaser’s obligations under this agreement and each Related Agreement (as relevant); and

(ii)                                  the Company’s obligations under each Related Agreement.

(b)                                 If any part of the Guaranteed Money is not paid when due by the Purchaser or the Company (as relevant), the Purchaser Guarantor must immediately on demand from the Seller pay the Guaranteed Money to the Seller.

(c)                                  If the Purchaser or the Company fails to perform its obligations under this agreement and/or a Related Agreement in full and on time, the Purchaser Guarantor must immediately on demand from the Seller cause the Purchaser and and/or the Company (as relevant) to perform its obligations under the relevant  agreement.

12.3                        Indemnity

(a)                                  If any part of the Guaranteed Money is or becomes irrecoverable or unenforceable for any reason, or is not paid by the Purchaser for any reason, the Purchaser Guarantor unconditionally and irrevocably:

(i)                                     indemnifies the Seller against any claim, loss, liability, cost and expense which the Seller pays or is liable for in relation to that non-payment, and

(ii)                                  must immediately pay to the Seller an amount equal to the amount of the claim, loss, liability, cost and/or expense.

(b)                                 The Purchaser Guarantor must indemnify and keep indemnified the Seller against any claim, loss, liability, cost and expense which the Seller pays or is liable for in relation to the failure of:

(i)                                     the Purchaser to perform an obligation under this agreement and/or a Related Agreement;

(ii)                                  the Company to perform an obligation under a Related Agreement; and/or

(iii)                               the Purchaser Guarantor to cause the Purchaser or the Company to perform an obligation under this agreement and/or a Related Agreement.

12.4                        Extent of guarantee and indemnity

The terms of this clause 12 apply and the obligations of the Purchaser Guarantor remain unaffected despite:

(a)                                  an increase in the amount of the Guaranteed Money or the extent of the Purchaser’s or the Company’s obligations under this agreement and/or a Related Agreement;

(b)                                 an amendment of this agreement and/or a Related Agreement, whether with or without the Purchaser Guarantor’s knowledge or consent;

(c)                                  a rule of law or equity to the contrary;

(d)                                 a winding up or Insolvency Event affecting any person or the death of any person;

(e)                                  a change in the constitution, membership, or partnership of any person; or

(f)                                    the occurrence of any other thing which might otherwise release, discharge or otherwise affect the obligations of the Purchaser Guarantor under this agreement.

12.5                        Principal and independent obligation

(a)                                  This terms of this clause 12 are:

(i)                                     fundamental obligations and are not to be treated as ancillary or collateral to any other right or obligation; and

(ii)                                  independent of and not in substitution for or affected by any other Security Interest or guarantee or other document or agreement which the Seller may hold concerning the Guaranteed Money or any obligation of the Purchaser or the Company.

(b)                                 The Seller may enforce this clause 12 against the Purchaser Guarantor:

(i)                                     whether or not the Guaranteed Money is due;

(ii)                                  without first having to resort to any other guarantee or Security Interest or other agreement relating to the Guaranteed Money; and

(iii)                               whether or not it has first given notice, made a demand or taken steps against the Purchaser, the Company or any other person.

12.6                        Insolvency of the Company

(a)                                  Subject to paragraph (b), the Purchaser Guarantor must not, either directly or indirectly, prove in, claim or receive the benefit of a distribution, dividend or payment from the winding up or liquidation of the Purchaser or the Company until:

(i)                                     the Guaranteed Money is fully paid;

(ii)                                  all the obligations of the Purchaser and the Company under this agreement and each Related Agreement (as relevant) have been fully performed; and

(iii)                               the entire guarantee under this clause 12 has been finally discharged.

(b)                                 If required by the Seller, the Purchaser Guarantor must prove in a winding up or liquidation of the Purchaser and/or the Company for the amounts owed to the Purchaser Guarantor.

(c)                                  The Purchaser Guarantor must hold in trust for the Seller amounts recovered by the Purchaser Guarantor in the winding up or liquidation of the Purchaser or the Company, or under a Security Interest from the Purchaser or the Company, to the extent of any unsatisfied liability of the Purchaser Guarantor under this clause 12.

12.7                        Continuing guarantee and indemnity

All of the obligations and the entire guarantee and indemnity of the Purchaser Guarantor under this clause 12 continue in effect despite a settlement of account or the occurrence of any other thing (including termination of this agreement or a Related Agreement), and remain fully effective until:

(a)                                  the Guaranteed Money has been paid in full;

(b)                                 the obligations of each of the Purchaser and the Company under this agreement and each Related Agreement have been fully performed; and

(c)                                  the entire guarantee under this clause 12 has been finally discharged by the Seller.

13.                               GST, TAXES, COSTS AND EXPENSES

13.1                        GST

(a)                                  Any consideration or amount payable under this agreement, including any non-monetary consideration (as reduced in accordance with paragraph (e) if required) (Consideration) is exclusive of GST.

(b)                                 If GST is or becomes payable on a Supply made under or in connection with this agreement, an additional amount (Additional Amount) is payable by the party providing consideration for the Supply (Recipient) equal to the amount of GST payable on that Supply as calculated by the party making the Supply (Supplier) in accordance with the GST Law.

(c)                                  The Additional Amount payable under  paragraph (b) is payable without set off, demand or deduction, at the same time and in the same manner as the Consideration for the Supply, and the Supplier must provide the Recipient with a Tax Invoice prior to the required time of payment of the Additional Amount.  The Additional Amount is only payable on receipt of a valid Tax Invoice.

(d)                                 If for any reason (including, without limitation, the occurrence of an Adjustment Event) the amount of GST payable on a Supply (taking into account any Decreasing or Increasing Adjustments in relation to the Supply) varies from the Additional Amount payable by the Recipient under paragraph (b):

(i)                                     the Supplier must provide a refund or credit to the Recipient, or the Recipient must pay a further amount to the Supplier, as appropriate;

(ii)                                  the refund, credit or further amount (as the case may be) will be calculated by the Supplier in accordance with the GST Law;

(iii)                               the Supplier must notify the Recipient of the refund, credit or further amount within 14 days after becoming aware of the variation to the amount of GST payable.  Any refund or credit must accompany such notification or the Recipient must pay any further amount within 7 days after receiving such notification, as appropriate; and

(iv)                              if there is an Adjustment Event in relation to the Supply, the requirement for the Supplier to notify the Recipient will be satisfied by the Supplier issuing to the Recipient an Adjustment Note within 14 days after becoming aware of the occurrence of the Adjustment Event.

(e)                                  Despite any other provision in this agreement:

(i)                                     if an amount payable under or in connection with this agreement (whether by way of reimbursement, indemnity or otherwise) is calculated by reference to an amount incurred by a party, whether by way of cost, expense, outlay, disbursement or otherwise (Amount Incurred), the amount payable must be reduced by the amount of any Input Tax Credit to which that party is entitled in respect of that Amount Incurred; and

(ii)                                  no Additional Amount is payable under paragraph (b) in respect of a Supply to which s 84-5 of the GST Law applies.

(f)                                    Any reference in this clause to an Input Tax Credit to which a party is entitled includes an Input Tax Credit arising from a Creditable Acquisition by that party but to which the Representative Member of a GST Group of which the party is a member is entitled.

13.2                        Taxes

Except to the extent otherwise provided in this agreement, the Purchaser must pay any Taxes arising from the execution, delivery and performance of this agreement and each agreement or document entered into or signed under this agreement.

13.3                        Costs and expenses

Subject to this clause 13, each party must pay its own costs and expenses of negotiating, preparing, signing, delivering and registering this agreement, and performing its obligations, and any other agreement or document entered into or signed under this agreement.

14.                               CONFIDENTIALITY

A party may not disclose the provisions of this agreement or the terms of sale of the Shares to any person except:

(a)                                  as a media announcement in the form agreed between the parties;

(b)                                 after getting the written consent of the other parties;

(c)                                  to its officers, employees and professional advisers;

(d)                                 as required by an applicable law or pursuant to the rules of a recognised stock exchange; or

(e)                                  in connection with strategic acquisitions, divestitures or fundraisings of a Seller Warrantor or the Parent Company or the Purchaser to the extent that reasonable disclosure of the terms of sale of the Company is required, provided that:

(i)                                     in the case of any disclosure in a public offer document or reasonably required to be made pursuant to a public offer document or pursuant to the rules of a recognised stock exchange, the disclosure does not include the specific prices or specific terms of the Service Ordering Agreement, the Teleport Services Agreement or any Service Ordering Forms under either of the Service Ordering Agreement or the Teleport Services Agreement (unless the other parties agree otherwise);

(ii)                                  except as referred to in paragraph (i) above, any (other) reasonable disclosure of the terms of sale of the Company is made to a third party subject to a reasonable binder of confidentiality, and must use its best endeavours to ensure all permitted disclosures are kept confidential, other than a media announcement referred to in paragraph (a) above, a disclosure referred to in paragraph (e)(i) above, or a disclosure to a recognised stock exchange to the extent that reasonable disclosure is required by law or pursuant to the rules of a recognised stock exchange.

15.                               GENERAL

15.1                        Notices

(a)                                  All notices, requests, consents and other documents authorised or required to be given by or under this agreement will be given in writing and either personally served or sent by facsimile transmission addressed as follows:

The Seller or a Seller Warrantor

To:	New Skies Networks Australia Pty Limited/

New Skies Satellites BV

Attn:	General Counsel

Address:	Rooseveltplantsoen 4

2517 KR The Hague

THE NETHERLANDS

Fax No:	+31 70 306 4212

Copy to:	Peter Leonard, Partner

Gilbert + Tobin

Level 37, 2 Park Street

SYDNEY NSW 2000

Fax: + 61 2 9263 4111

The Purchaser or the Purchaser Guarantor

Attn:	Adrian Ballintine

Address:	IBM Tower

Level 27, 60 City Road

MELBOURNE VIC 3006

Fax No:	+61 3 9674 4655

Copy to:	William Abbott, Senior Consultant

Home Wilkinson Lowry

Level 21

570 Bourke Street

MELBOURNE VIC 3000

Fax: + 61 1300 365 323

(b)                                 Notices, requests, consents and other documents (“Notices”) will be deemed served or given:

(i)                                     if personally served, by being left at the address of the party to whom the Notice is given between the hours of 9.00 am and 5.00 pm on any Business Day, at the time the Notice is delivered; and

(ii)                                  if sent by facsimile transmission, when successfully transmitted during business hours, or if not during business hours, then when business hours next commence.

(c)                                  Any party may change its address for receipt of Notices at any time by giving notice to the other party.

(d)                                 Any Notice given under this agreement may be signed on behalf of any party by the duly authorised representative of that party and will be sent to all other parties to this agreement.

15.2                        Governing law

The laws of the state of New South Wales, Australia govern this agreement.

15.3                        Jurisdiction

Each party irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of the state of New South Wales, Australia.

15.4                        Invalidity

(a)                                  If a provision of this agreement or a right or remedy of a party under this agreement is invalid or unenforceable in a particular jurisdiction:

(i)                                     it is read down or severed in that jurisdiction only to the extent of the invalidity or unenforceability; and

(ii)                                  it does not affect the validity or enforceability of that provision in another jurisdiction or the remaining provisions in any jurisdiction.

(b)                                 This clause is not limited by any other provision of this agreement in relation to severability, prohibition or enforceability.

15.5                        Amendments and Waivers

(a)                                  This agreement may be amended only by a written document signed by the parties.

(b)                                 A waiver of a provision of this agreement or a right or remedy arising under this agreement, including this clause, must be in writing and signed by the party granting the waiver.

(c)                                  Failure by a party to exercise a right or delay in exercising that right does not prevent its exercise or operate as a waiver.

15.6                        Cumulative rights

The rights and remedies of a party under this agreement do not exclude any other right or remedy provided by law.

15.7                        Continuing indemnities and survival of indemnities

(a)                                  Each indemnity contained in this agreement is a continuing obligation despite a settlement of account or the occurrence of any other thing, and remains fully effective until all money owing, contingently or otherwise, under an indemnity has been paid in full.

(b)                                 Each indemnity contained in this agreement:

(i)                                     is an additional, separate and independent obligation and no one indemnity limits the generality of any other indemnity; and

(ii)                                  survives the termination of this agreement.

15.8                        Payments

Unless otherwise specified, a payment which is required to be made under this agreement must be in cash or by bank cheque or in other immediately available funds, and in USD.

15.9                        Further assurances

Each party must do all things necessary to give full effect to this agreement and the transactions contemplated by this agreement.

15.10                 Entire agreement

(a)                                  Unless otherwise provided by the terms of this agreement, this agreement supersedes all previous agreements about its subject matter and embodies the entire agreement between the parties.

(b)                                 The Purchaser acknowledges and agrees that no representations or warranties in connection with the sale of the Shares have been made by either of the Seller Warrantors or anyone on behalf of the Seller Warrantors other than the Warranties.

15.11                 Third party rights

No person (including, but not limited to, an Employee) other than the Purchaser and the Seller and the Purchaser Guarantor, has or is intended to have a right or remedy under this agreement or obtains a benefit under it.

15.12                 Legal Advice

Each of the parties acknowledges that it has received legal advice about this agreement or has had the opportunity of receiving legal advice about the terms of this agreement.

15.13                 No Assignment

A party may not assign this agreement or otherwise transfer the benefit of this agreement or a right or remedy under it, without first getting the written consent of the other parties except any assignment by NSS BV or any of its Related Bodies Corporate where such assignment relates to the sale or transfer of all, or substantially all, of their or their respective businesses and business assets.

15.14                 Counterparts

This agreement may be signed in any number of counterparts and all those counterparts together make one instrument.

15.15                 Inconsistency

(a)                                  If there is any inconsistency between the terms of this agreement and the terms of a Related Agreement, the terms of the Related Agreement will prevail to the extent of the inconsistency.

(b)                                 If there is any inconsistency between the terms of this agreement and the terms in a Schedule to this agreement, the terms in the Schedule will prevail to the extent of the inconsistency.